UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2017 (April 18, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events

Laureate Education, Inc. (the “Company”) previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that the Turkish Higher Education Council (the “YÖK”), which regulates Istanbul Bilgi University (“Bilgi”), a member of the Laureate International Universities network located in Istanbul, Turkey, was conducting its annual audit of Bilgi’s operations (the “Annual Audit”).   On April 18, 2017, Bilgi received from the YÖK the results of the Annual Audit.  The Annual Audit report requires, among other things, that (i) with respect to the 2017-2018 academic year, there be a reduction in the quota for the number of new students permitted to be admitted into Bilgi’s degree programs and (ii) Bilgi be reimbursed approximately $29 million for payments previously made by Bilgi to a subsidiary of the Company for certain management, operational and student services, and intellectual property.  The Company and Bilgi believe the charges to Bilgi for these services were at fair value and Bilgi intends to contest the findings of the Annual Audit that they constituted an improper wealth transfer.  Demands also are made in the Annual Audit for the return or payment to Bilgi of other amounts involving approximately $8 million.

Bilgi has a right to appeal and intends to immediately appeal this decision and to demonstrate the validity and value of the services procured from the Company subsidiary.  The Company cannot predict the outcome or the potential success of any such appeal at this time.  As the Company currently consolidates Bilgi under the variable interest entity model, if the Company is unable to provide services under its contracts with Bilgi and receive the economic benefits from those contracts as a result of the determinations in the Annual Audit, deconsolidation of Bilgi could be required.  Deconsolidation, if required, could have a material adverse effect on the Company’s business, financial condition and results of operations, including possible write-off of all or a portion of the Company’s investment in Bilgi and a reduction in operating income.  During fiscal year 2016, Bilgi generated approximately $106 million of the Company’s consolidated revenue and approximately $26 million of the Company’s consolidated operating income and incurred approximately $6 million of depreciation and amortization expense. For fiscal year 2016, the Company generated total consolidated revenue of approximately $4,244 million.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties.  You can identify forward-looking statements because they contain words such as “may,” “will,” “intends” or “expects” or similar expressions that concern the Company’s strategy, plans or intentions.  Forward-looking statements are based on the Company’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from the Company’s expectations are set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the caption “Risk Factors.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Administrative Officer and Chief Financial Officer

Date: April 19, 2017

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